TERMINATION OF ADVISORY AGREEMENT

This TERMINATION OF ADVISORY AGREEMENT (“Agreement”) is entered into this 30th day of April, 2012, by and between NTS MORTGAGE INCOME FUND, a Delaware corporation (the “Fund”) and NTS ADVISORY CORPORATION, a Delaware corporation (the “Advisor”), under the following circumstances:

RECITALS:

A.           On or about March 31, 1989, the Fund and the Advisor entered into an Advisory Agreement (the “Advisory Agreement”) pursuant to which the Fund appointed the Advisor to act as its investment and management advisor on the terms and conditions set forth therein.

B.           The Fund has determined to liquidate and dissolve pursuant to an Amended Plan of Dissolution and Complete Liquidation duly adopted by the directors and stockholders of the Fund (the “Plan”).

C.           In connection with the Plan, the Fund desires to terminate the Advisory Agreement effective as of the date hereof.

D.           The Advisor agrees to terminate the Advisory Agreement and is willing to enter into this Agreement to reflect such termination.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, the parties hereto agree as follows:

1.   Recitals.  The above recitals are hereby incorporated herein as if fully re-written.

2.   Defined Terms.  All capitalized terms used herein shall have the same meaning as in the Advisory Agreement unless otherwise defined herein.

3.   Termination of Advisory Agreement.  Effective April 30, 2012 (the “Effective Date”), the Advisory Agreement, as amended, and the appointment of the Advisor thereunder shall terminate and Advisor shall have no duty to provide services to the Fund thereafter.  Likewise, from and after the Effective Date, the Fund shall have no continuing obligation to pay Advisor any compensation, fees or other amounts under the Advisory Agreement, other than the outstanding fees and expense reimbursement obligations noted on Schedule 1, attached hereto.

4.   Termination of Bank Accounts; Actions Upon Termination.

(a)  If Advisor has established any bank accounts in the name of the Fund, it shall terminate said accounts and remit all amounts maintained in such accounts to the Fund.

(b)  The Advisor shall take all actions required under paragraph 13 of the Advisory Agreement including: (i) paying over to the Fund all moneys collected and held for the account of the Fund after deducting any accrued compensation and expense reimbursements to which it is entitled; (ii) delivering to the Fund a full accounting as required by paragraph 13(b) of the Advisory Agreement; and (iii) delivering to the Fund all property and documents of the Fund then in the custody of the Advisor.

5.   Release.  Subject to performance of any obligations set forth herein and except that the provisions of paragraph 18 of the Advisory Agreement shall survive termination hereof , Advisor and the Fund hereby acknowledge the full and complete satisfaction of each party’s obligation to the other under the Advisory Agreement and do hereby release such party, its directors, officers, employees, agents, successors and assigns from any actions, suits, claims, demands, debts, accounts, contracts, and causes of action, costs, and expenses, at law or in equity, arising under the Advisory Agreement.

6.   Entire Agreement.  This Agreement contains all the terms, covenants, conditions and agreements between the Fund and the Advisor relating to the termination of the Advisory Agreement and other matters provided for in this Agreement.  No prior or other agreement or understanding pertaining to such matters shall be valid or of any force and effect.

7.   Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same Agreement.

8.   Consent to Termination.  The Advisor, the Fund and NTS Guaranty Corporation hereby expressly consent to termination of the Advisory Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FUND:

NTS MORTGAGE INCOME FUND, a Delaware corporation

By:	/s/ Brian F. Lavin
Name:	Brian F. Lavin
Title:	President

ADVISOR:

NTS ADVISORY CORPORATION, a Delaware corporation

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Executive Vice President

JOINDER

NTS Guaranty Corporation hereby joins in the execution of this Agreement for the purpose of consenting to the termination of the Advisory Agreement.

NTS GUARANTY CORPORATION

By:	/s/ Gregory A. Wells
Name:	Gregory A. Wells
Title:	Executive Vice President

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